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                                                                   EXHIBIT 99.7


                           WATERFORD BANCSHARES, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                            ON ______________ , 1995


     The undersigned hereby appoints ___________________________________ and
________________________, and each of them individually, proxies, with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of Shareholders of Waterford Bancshares, Inc. to be held at ______________________________________________ , _________________ Wisconsin,
on ___________________ , 1995, at _ __:_____    p.m., or at any adjournment
thereof, as follows, hereby revoking any proxy previously given:

     (1) FOR / / or AGAINST / / or ABSTAIN / / as to approval and adoption of an Agreement and Plan of Merger, providing for the merger of Waterford Bancshares, Inc. with and into WBAC, Inc., a wholly owned subsidiary of State Financial Services Corporation; and

     (2) In their discretion on such other matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and the Proxy Statement and Prospectus relating to the Special Meeting, receipt of which is hereby acknowledged.

              THE BOARD OF DIRECTORS OF WATERFORD BANCSHARES, INC.
                     RECOMMENDS A VOTE "FOR" THIS PROPOSAL


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS SUPPLIED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                              Dated: ________________________________

                              _______________________________________

                              _______________________________________
                                      Shareholder(s) Sign Here
                            (Please sign exactly as name appears hereon.)
                         (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           WATERFORD BANCSHARES, INC.